EXHIBIT 99.5

CONSENT OF STARSHAK WELNHOFER & CO.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Starcraft Corporation, dated November 17, 2004, that forms a part of the Registration Statement on Form S-4 relating to the proposed acquisition of Starcraft Corporation by Quantum Fuel Systems Technologies Worldwide, Inc., as Annex C to the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission hereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Date: December 17, 2004	STARSHAK WELNHOFER & CO.

	By:	/s/ William G. Welnhofer
William G. Welnhofer Vice President